UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 2, 2016

SOLARIS POWER CELLS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53982	46-3386352
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3111 E. Tahquitz Canyon Way, Palm Springs, California, 92262

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 760-600-5272

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The Exchange Agreement.

On May 16, 2016, Solaris Power Cells, Inc. (“Solaris” or the “Company”) entered into a Share Exchange Agreement, effective as of April 30, 2016 (the “Exchange Agreement”) with Pixel Holdings, Inc., a Delaware corporation (“Holdings”), Pixel Mags, Inc. a Delaware corporation (“Pixel”) and Leonard Caprino (the “Management Stockholder” or “Caprino”) regarding the acquisition by the Company from Holdings of 1,000 shares of common stock, $0.001 par value per share, of Pixel, representing 100% of Pixels outstanding capital stock. .

Pixel is a digital distribution company engaged in the business of delivering digital versions of magazines and catalogs to mobile devices and mobile operating systems.

In exchange for the Pixel shares, the Company agreed to issue to Holdings (a) 1,000,000 shares of Series A convertible voting preferred stock of the Company (the “Series A Preferred Stock”), (b) a 10% original discount convertible note initially valued at $5,000,000 (the “Purchase Note”), and (c) a five year warrant to purchase 500 million shares of Company common stock (the “Warrant”).

Under the terms of the Exchange Agreement, Holdings has the right to designate three (3) members to the board of directors of the Company and such additional independent directors as may be required under the listing rules of any national securities exchange. Caprino has the right to designate one (1) member to the board of directors

The closing of the transactions under the Exchange Agreement (the “Closing”) will occur on or about May 31, 2016, unless a later date shall be selected by the parties; provided, that such Closing shall occur prior to the later of (a) the last date that a corporate action in respect of the reverse stock splits referred to in Item 5.03 below can be taken following the mailing of a Form 14C Information Statement to the stockholders of the Corporation, or (b) approval of such reverse stock splits by the Financial Industry Regulatory Authority (“FINRA”).

The Company has filed a certificate of designations to authorize 1,000,000 shares of Solaris Series B Preferred Stock to be issued to Holdings. The Series B Preferred Stock

●	does not pay a dividend;

●	has a stated or liquidation value of five ($5.00) dollars per share, or $5,000,000 as to all shares of Company Series A Preferred Stock;

●	upon liquidation or a sale of control of the Company is senior to the Company Common Stock;

●	votes, together with the Company Common Stock, on an “as converted” basis on all matters requiring the vote or consent of the Solaris stockholders, and further provides that each of the 1,000,000 shares of the Series A Preferred Stock shall cast 300 votes on all matters required to be voted upon or consented to by a Solaris stockholder, or an aggregate of 300 million votes; and

●	is convertible into Solaris Common Stock at a conversion price per share equal to the volume weighted average price of Solaris Common Stock for the ten (10) trading days immediately prior to the Closing Date (the “Conversion Price”)

The Purchase Note is due and payable on March 31, 2019. Unless converted into Company Common Stock a total of $6,000,000 principal amount (inclusive of an original issue discount) will be due and payable on such maturity date. The Purchase Note is convertible by the holder at a conversion price equal to the lower of (i) One Cent ($0.01) per share or 70% (30% discount) of the average of the 3 lowest reported sale prices for the Common Stock for the 10 Trading Days immediately prior to the Issuance Date or (ii) 70% (30% discount) of the average of the 3 lowest reported sale prices for the 10 Trading Days immediately prior to the Conversion Date.

The Purchase Note provides that it cannot be converted if the effect would cause the holder to own more than 4.99% of the outstanding Company Common Stock; provided that such provision may be waived by the holder of the Purchase Note, at its or their election, upon not less than 61 days’ prior notice to the Company; provided, that such “blocker” provisions of the Purchase Note shall continue to apply until such 61st day (or such later date, as determined by the Holder, as may be specified in such notice of waiver.

The Warrant entitles the holder to purchase up to 500,000,000 shares of Company Common Stock at an exercise price equal to $0.01 per share, or a total of $5,000,000 upon full exercise of the Warrant. The Warrant contains “cashless exercise” provisions and full rachet anti-dilution adjustments.

For a more detailed description of the terms of the Exchange Agreement, the Series B Preferred Stock, Purchase Note and Warrant, reference is made to Exhibit 10.1, Exhibit 10.3, Exhibit 4 and Exhibit 10.5 to this Form 8-K.

The Option and Separation Agreement.

Pursuant to an option and separation agreement, dated as of May 16, 2016 (the “Separation Agreement”) between the Company and Leonard Caprino, the President of Solaris, Mr. Caprino agreed as of May 31, 2016 (the “Termination Date”) to voluntarily resign as an executive officer and member of the board of directors of the Company. Under the Separation Agreement, the Company agreed to pay accrued and unpaid compensation and other obligations to Mr. Caprino valued at $150,000 by the issuance to Mr. Caprino of (a) 1,000,000 shares of the Company’s Series A Preferred Stock, and (b) a convertible $100,000 Company note due on October 15, 2016 (the “Severance Note’), the payment of which is to be secured by a lien on the Company’s existing assets, consisting of existing assets, consisting of the Solaris Sun Car Golf Carts, Solaris Sun Car EZ Go Model, Solaris F2 Vapor Mod and associated PESA Electronics, associated PESA Cell storage arrays, and related technology, as well as domain names relating to such assets. The Severance Note is convertible into Company Common Stock at a conversion price equal to the volume weighted average price of Company Common Stock as of the date notice of conversion is given by the holder of the Severance Note. In addition, the agreement with Mr. Caprino grants him an option, exercisable at any time commencing July 15, 2016 and ending December 31, 2016 (the “Option Period”) to purchase the Existing Solaris Assets for the sum of $60,000; which amount is payable by Mr. Caprino either in cash or by reducing a like amount of the Severance Note.

The Series A Preferred stock pays no dividend, is not convertible into Common Stock, and is redeemable at the option of the Company, for $10,000. The Series A Preferred Stock votes together with the Company’s common stock and each share of Series A Preferred Stock carries with it 2,000 votes on any matter voted on or consent to by the stockholders of Solaris.

An aggregate of 2,170,000,000 shares of capital stock of Solaris, $0.001 par value per share (the “Solaris Capital Stock”) are currently authorized for issuance pursuant to the Solaris Articles of Incorporation, of which (i) 2,160,000,000 shares of Solaris Capital Stock are designated as common stock (the “Solaris Common Stock”), and (ii) 10,000,000 shares of Solaris Capital Stock are designated as preferred stock, containing such rights, privileges and designations as the Solaris Board of Directors may from time to time designate (the “Solaris Preferred Stock”). As of April 30, 2016, an aggregate 1,832,897,782 shares of Solaris Common Stock were issued and outstanding, and 1,000,000 shares of Solaris Series A Preferred Stock, was issued and outstanding.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Form 8-K is incorporated herein by reference in response to this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Form 8-K is incorporated herein by reference in response to this Item 3.02.

The issuance of the Company’s Series A Preferred Stock, Purchase Note and Warrant will be undertaken in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), afforded by Section 4(2) thereof. The issuance of such common stock will not involve a public offering and will be made without general solicitation or advertising. Each of the WRG stockholders represented that, among other things, he is an accredited investor, as such term is defined under the securities laws.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Reverse Stock Split.

On May 16, 2016, Board of Directors of the Company together with the holders of the Company’s Series A voting preferred stock, representing a majority of the outstanding voting capital stock of the Company, approved the filing of amended and restated articles of incorporation of the Company with the Secretary of State of Nevada. Among other things, the amended and restated articles of incorporation contemplates: (a) a one-for-10 reverse split of the authorized capital stock of the Corporation to reduce the number of authorized shares of capital stock of the Corporation from 2,170,000,000 shares of capital stock to 217,000,000 authorized shares of capital stock, and (b) a one-for-100 reverse split of the issued and outstanding shares of Common Stock of the Corporation to combine the outstanding shares of Common Stock into a lesser number of shares of Common Stock of the Corporation (collectively, the “Reverse Stock Splits”). There shall be no change in the 10,000,000 shares of preferred stock authorized by the Articles of Incorporation or in the 1,000,000 issued and outstanding shares of Series A Preferred Stock.

As a result of such Reverse Stock Splits, (i) the 2,170,000,000 authorized shares of capital stock of the Corporation shall be reduced to 217,000,000 shares of authorized capital stock of the Corporation, whereby each ten (10) full shares of authorized capital stock of the Corporation shall become one (1) authorized share of authorized capital stock of the Corporation, and (ii) each one hundred (100) full shares of issued and outstanding Common Stock as at the effective date of the Reverse Stock Splits shall become one (1) share of Common Stock. All shares of Common Stock reserved for issuance upon the conversion of any convertible securities or upon the exercise of any options or warrants issued by the Corporation and outstanding as at the effective date of the Reverse Stock Splits shall similarly be reduced to one full share of Common Stock for each one hundred (100) shares of Common Stock reserved for issuance.

The Reverse Stock Splits shall become on a date which shall be the last to occur of (a) the latest date that a corporate action in respect of the reverse stock splits referred to in Item 5.03 below can be taken following the mailing of a Form 14C Information Statement to the stockholders of the Corporation, or (b) approval of such reverse stock splits by the Financial Industry Regulatory Authority (“FINRA”).

The foregoing summary of certain terms of the amended articles of incorporation and the summary of the rights, privileges and designations of the Company Series A Preferred Stock and Company Series B Preferred Stock does not purport to be complete and is subject to, and qualified in its entirety by, a copy of the Amended Articles of Incorporation is filed as Exhibit 10.2 to this report and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial information required by this Item 9.01 is not being filed herewith. It shall be filed not later than 71 days after the date on which the acquisition of Pixel contemplated by this Current Report on Form 8-K is consummated.

(b) Pro Forma Financial Information.

The pro forma financial information required by this Item 9.01 is not being filed herewith. It shall be filed not later than 71 days after the date on which the acquisition of Pixel contemplated by this Current Report on Form 8-K is consummated.

(d) Exhibits.

Exhibit 10.1	Share Exchange Agreement among Solaris Power Cells, Inc., Leonard Caprino, Pixel Holdings, Inc. and Pixel Mags, Inc.

Exhibit 10.2	Certificate of Designations of the Series A Preferred Stock of Solaris – Exhibit A to Exchange Agreement

Exhibit 10.3	Certificate of Designations of the Series B Preferred Stock of Solaris – Exhibit B to Exchange Agreement

Exhibit 10.4	Original Issue Discount Note of Solaris due March 31, 2019 – Ex. C to Exchange Agreement

Exhibit 10.5	Warrant to Pixel Holdings, Inc. to purchase 500 million shares of Solaris Common Stock – Exhibit D to Exchange Agreement

Exhibit 10.6	First Amended and Restated Articles of Incorporation of Solaris

Exhibit 10.7	Option and Separation Agreement with Leonard Caprino and related Severance Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLARIS POWER CELLS, INC.

By:	/s/ Leonard Caprino
Leonard Caprino
Chief Executive Officer, Sand Principal Executive Officer

May 23, 2016